Exhibit 10.5

Notwithstanding anything herein to the contrary, the liens and security interest granted to the Agent pursuant to or in connection with this Agreement or any other Security Document, and the exercise of any right or remedy by the Agent or any other Secured Party hereunder or thereunder are subject to the provisions of the Subordination and Intercreditor Agreement dated as of February [    ], 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination and Intercreditor Agreement”), among Deerfield Private Design Fund IV, L.P., as Facility Agent, Deerfield ELGX Revolver, LLC, as ABL Agent (the Facility Agent and the Facility Agent, the “First Lien Agents”), Wilmington Trust, National Association, as Second Lien Agent, the Noteholders party thereto, and Endologix, Inc. In the event of any conflict between the terms of the Subordination and Intercreditor Agreement and this agreement or any Security Document, the terms of the Subordination and Intercreditor Agreement shall control.

JUNIOR LIEN SECURITY AGREEMENT

dated as of February [    ], 2020

by and between

Endologix, Inc.,

as Company

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent for itself and the other Secured Parties

JUNIOR LIEN SECURITY AGREEMENT

This JUNIOR LIEN SECURITY AGREEMENT (this “Agreement”), dated as of February [     ], 2020, by and between Endologix, Inc., a Delaware corporation (the “Company”) and Wilmington Trust, National Association, as Collateral Agent (the “Agent”).

RECITALS

Reference is made to that certain Indenture dated as of February [    ], 2020 , between the Company and Wilmington Trust, National Association, as Trustee and Collateral Agent (as amended, waived, supplemented or otherwise modified from time to time, the “Indenture”). Pursuant to the Indenture, the Company has issued $[                ] aggregate principal amount of 5.0% Voluntary Convertible Senior Secured Notes due 2024 (the “Notes”);

WHEREAS, it is a condition precedent to the release of the funds constituting proceeds from issuance of the Notes that the Company shall have executed and delivered this Agreement and all other applicable Security Documents (as defined below) to the Agent for the benefit of the Agent and the other Secured Parties (as defined below);

WHEREAS, the Company has previously granted to (i) the Facility Agent (as defined below), for the benefit of the holders of the obligations under the Facility Agreement (as defined below), a senior priority security interest in the Collateral and (ii) the ABL Agent (as defined below), for the benefit of the holders of obligations under the ABL Agreement (as defined below), a senior priority security interest in the Collateral;

WHEREAS, the security interest granted by the Company hereunder to the Agent is subject to the senior priority security interests of the Facility Agent and the ABL Agent; and

WHEREAS, the relative rights and priorities of the grantees in respect of the Collateral are governed by the Subordination and Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination and Intercreditor Agreement”) a copy of which is annexed hereto as Exhibit A, among the Company, the Facility Agent, the ABL Agent, the Agent and the holders of the Notes.

Accordingly, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture and the following terms are used herein as defined in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “accounts”, “certificated security”, “chattel paper”, “commercial tort claims”, “commodity contract”, “deposit accounts”, “documents”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangibles”, “goods”, “health care insurance receivables”, “instruments”, “inventory”, “leases”, “letter-of-credit rights”, “money”, “payment intangibles”, “product”, “record”, “securities account”, “security”, “supporting obligations”, and “tangible chattel paper”. It is hereby agreed that the term “instrument” shall not include checks received in the ordinary course of business.

1.2 Whenever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“ABL Agent” has the meaning assigned to such term in the Subordination and Intercreditor Agreement.

“ABL Agreement” has the meaning assigned to such term in the Subordination and Intercreditor Agreement.

“Agent” has the meaning set forth in the preamble of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Bank of America Cash Collateral Account” means that certain deposit account #******4066 of the Company at Bank of America, N.A. (or such replacement deposit account provided by Bank of America, N.A. or by another commercial bank) established and maintained for the sole purpose of providing cash collateral in favor of Bank of America, N.A. (or such replacement commercial bank) for obligations of the Company in respect of certain commercial credit cards provided to the Company by Bank of America, N.A. (or such replacement commercial bank); provided that the aggregate amount on deposit in such deposit account (or such replacement deposit account) shall not at any time exceed $2,500,000.

“Closing Date” means February [     ], 2020 or on such other date as the Company and Agent may agree in writing.

“Company” has the meaning set forth in the preamble of this Agreement.

“Collateral” means all of the Company’s assets, whether now owned or hereafter created, acquired or arising, including without limitation, all of the Company’s right, title and interest in and to the following:

(a) all goods, accounts (including health care insurance receivables), equipment, inventory, contract rights or rights to payment of money, leases, license agreements and other licenses, franchise agreements, general intangibles, commercial tort claims (including any Identified Claims), documents, instruments (including any promissory notes) (and any distribution of property made on, in respect of or in exchange for such instruments from time to time), chattel paper (whether tangible chattel paper or electronic), cash, Cash Equivalents, deposit accounts, Intellectual Property, Intellectual Property Licenses, securities accounts, fixtures, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities, all other Pledged Collateral and Pledged Investment Property (including any distribution of property made on, in respect of or in exchange for such Pledged Collateral and/or Pledged Investment Property from time to time) and all supporting obligations related to any of the foregoing, and financial assets, wherever located;

(b) all books and records relating to any of the foregoing;

(c) all property of the Company held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of the Company or as to which the Company may have any right or power, including but not limited to cash; and

(d) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, Proceeds and insurance Proceeds of any or all of the foregoing.

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Company, shall refer to the Company’s Collateral or the relevant part thereof. Notwithstanding the foregoing, “Collateral” shall not include Excluded Property; provided, however, that if and when any assets cease to be Excluded Property, the term “Collateral” shall include such assets and a Lien on and security interest in such assets shall be deemed granted therein pursuant to Section 3.1 hereof.

“Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 8, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of the Company’s rights corresponding thereto throughout the world.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“Excluded Domestic Holdco” means a wholly-owned Domestic Subsidiary of the Company substantially all of the assets of which consist of equity interests of Excluded Foreign Subsidiaries held directly or indirectly by such Subsidiary and which does not engage in any business, operations or activity other than that of a holding company, excluding for purposes of such determination, Indebtedness of such Excluded Foreign Subsidiaries.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary which is a controlled foreign corporation (as defined in the Code) that has not guaranteed or pledged any of its assets to secure, or with respect to which there shall not have been pledged two-thirds or more of the voting Stock to secure, any Indebtedness (other than the Obligations) of the Company.

“Excluded Property” means, collectively:

(a) voting shares of any (A) Excluded Foreign Subsidiary of the Company or (B) Excluded Domestic Holdco, in each case, in excess of 65% of all of the issued and outstanding voting shares of equity interests of such subsidiary;

(b) any lease, license, contract, property right or agreement as to which, if and to the extent that, and only for so long as, the grant of a security interest therein shall (1) constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement or render it unenforceable, (2) be prohibited by any applicable law or (3) require the consent of any third party (in each case of clauses (1), (2) and (3), other than to the extent that any such breach, termination, default, prohibition or requirement for consent would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Law), provided that such security interest shall attach immediately to each portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above;

(c) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed);

(d) motor vehicles and other assets, in each instance, in which perfection of a security requires notation on certificates of title with a value, individually, of less than $250,000;

(e) without in any way limiting clause (a) above, equity interests in any Person (other than wholly owned Subsidiaries) to the extent not permitted by the terms of such Person’s organizational or joint venture documents;

(f) any assets financed by purchase money indebtedness or capital leases, if the documentation governing such purchase money indebtedness or capital leases prohibits the creation of a security interest or lien thereon or requires the consent of any Person as a condition to the creation of any other security interest or lien on such property or if such contract or other agreement would be breached or give any party the right to terminate it as a result of creation of such security interest or lien;

(g) any assets as to which either the Facility Agent or the ABL Agent does not have a prior perfected security interest; and

(h) the Bank of America Cash Collateral Account;

provided, however, notwithstanding anything to the contrary herein, “Excluded Property” shall not include any proceeds, products, substitutions, receivables or replacements of Excluded Property (unless such proceeds, products, substitutions, receivables or replacements would otherwise constitute Excluded Property).

“Facility Agent” has the meaning assigned to such term in the Subordination and Intercreditor Agreement.

“Facility Agreement” has the meaning assigned to such term in the Subordination and Intercreditor Agreement.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.6 hereof.

“Identified Claims” means the commercial tort claims described on Schedule 5, as such schedule shall be supplemented from time to time in accordance with the terms and conditions of this Agreement.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property License” means, with respect to the Company (the “Specified Party”), (A) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (1) any software license agreements, (2) the license agreements listed on Schedule 9, and (3) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Agent’s rights under the Security Documents.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form reasonably agreed to by the Agent.

“Issuers” means the collective reference to each issuer of Pledged Collateral and Pledged Investment Property.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Paid in Full” and “Payment in Full” each means with respect to Secured Obligations, all Secured Obligations have been repaid in full in cash (other than any unasserted contingent indemnification obligations); provided that the foregoing shall be subject to any reinstatement pursuant to (and the other provisions set forth in) Section 8.18).

“Patents” means patents and patent applications, including (A) the patents and patent applications listed on Schedule 10, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of the Company’s rights corresponding thereto throughout the world.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited liability partnership, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Pledged Collateral” means, collectively, the Pledged Equity and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of the Company in instruments evidencing any Indebtedness owed to the Company or other obligations owed to the Company, including all Indebtedness described on Schedule 1, issued by the obligors named therein. Pledged Debt Instruments excludes any Excluded Property.

“Pledged Equity” means collectively, all Pledged Interests and Pledged Stock.

“Pledged Interests” shall mean, with respect to each limited liability company, partnership or other organization listed on Schedule 1, (i) the Stock in such limited liability company, partnership or other organization owned by the Company and listed on Schedule 1, and the certificates, if any, representing such interests and any interest of the Company, as applicable, on the books and records of such limited liability company, partnership or other organization or on the books and records of any securities intermediary pertaining to such interests, (ii) the Stock of any other Person whose Stock is at any time hereafter issued or granted to, or held by the Company, and (iii) all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all interests set forth in the preceding clauses (i) and (ii). Pledged Interests excludes any Excluded Property.

“Pledged Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (ii) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, other than any Pledged Equity or Pledged Debt Instruments. Pledged Investment Property excludes any Excluded Property.

“Pledged Stock” shall mean, with respect to each corporation listed on Schedule 1, the Stock of such corporation owned by the Company and listed on Schedule 1, and the certificates, if any, representing such shares and any interest of the Company, as applicable, in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares and the Stock of any other Person whose Stock is at any time hereafter issued to or granted to or held by the Company, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares. Pledged Stock excludes any Excluded Property.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Pledged Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance (including any accounts).

“Secured Obligations” means any principal, premium, interest (including any interest and fees accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest or fees is an allowed or allowable claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of the Indenture, the Notes and the Security Documents.

“Secured Parties” means, collectively, the Agent, the Trustee, the Holders of Notes and the other holders of Secured Obligations.

“Security Documents” means this Agreement, the Intellectual Property Security Agreements and the security agreements, mortgages, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Agreement or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Agent for the benefit of the Secured Parties or notice of such pledge, assignment or grant is given.

“Subordination and Intercreditor Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Company.

“Third Party Payor Programs” means all private or governmental programs providing health care benefits, whether through insurance or otherwise, that are sponsored by a Third Party Payor.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 11, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of the Company’s business symbolized by the foregoing or connected therewith, and (F) all of the Company’s rights corresponding thereto throughout the world.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 2. [RESERVED].

SECTION 3. GRANT OF SECURITY INTEREST.

3.1 Grant. The Company hereby collaterally assigns and grants to Agent, for the benefit of the Secured Parties, a Lien on and security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property.

3.2 Company Remains Liable. Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) neither the Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants to Agent and the other Secured Parties that the following are true, correct and complete, in each case to the extent and in the manner set forth herein, on the Closing Date:

4.1 Title; No Other Liens. The Company (i) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (ii) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder.

4.2 Valid Liens. The security interests granted in the Collateral pursuant to this Agreement constitute a valid and continuing perfected security interest in all of the Company’ rights in the Collateral in favor of Agent as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally upon (A) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, completion of the filings and payment of related fees and expenses and the other actions specified on Schedule 2 (which filings and other documents referred to on Schedule 2 have been delivered to Agent in completed form), (B) with respect to any deposit account or securities account, the execution of control agreements, and (C) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the applicable Intellectual Property registries, including but not limited to the United States Copyright Office or the United States Patent and Trademark Office, as applicable.

4.3 Company Information. On the Closing Date, Schedule 3 sets forth (i) the Company’s jurisdiction of organization, (ii) the location of the Company’s chief executive office, (iii) the Company’s exact legal name as it appears on its organizational documents and (iv) the Company’s organizational identification number (to the extent the Company is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4 Collateral Locations. On the Closing Date, Schedule 4 sets forth (i) each place of business of the Company (including its chief executive office), (ii) all locations where any material portion of inventory and equipment owned by the Company is kept (other than (A) inventory or equipment that is otherwise in transit or out for repair, refurbishment or processing in the Ordinary Course of Business, (B) de minimis amounts of inventory with sales personnel and at medical facilities or (C) otherwise disposed of in a transaction permitted by the Indenture), (iii) all locations where the Company’s books and records concerning the Collateral are kept and (iv) whether each such Collateral location and place of business (including the Company’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor) or otherwise occupied (and if otherwise occupied, describes the nature of such occupation).

4.5 Certain Property. None of the Collateral constitutes, or is the Proceeds of, (i) farm products, (ii) as-extracted collateral, (iii) timber to be cut or (iv) vessels, aircraft or any other personal property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for motor vehicles owned by the Company and used by employees of the Company in the Ordinary Course of Business.

4.6 Pledged Collateral and Pledged Investment Property.

(a) The Pledged Collateral pledged by the Company hereunder is listed on Schedule 1 and, with respect to the Pledged Equity, constitutes all the issued and outstanding equity interests of each Issuer owned by the Company as set forth on Schedule 1. None of the Pledged Equity is a certificated security or otherwise represented or evidenced by any certificate, and no foreign Issuer has certificated its Stock nor is the Company (or any representative, agent or any other Related Party of the Company) holding any certificate of Stock of any foreign Issuer.

(b) All of the Pledged Equity has been duly authorized and validly issued and, in the case of shares of capital stock and membership interests, is fully paid and nonassessable.

(c) Each of the Pledged Equity, Pledged Debt Instruments and Pledged Investment Property constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(d) Schedule 1A lists all Pledged Investment Property owned by the Company as of the Closing Date. The Company is the record and beneficial owner of, and has good and valid title to, the Pledged Investment Property pledged by it hereunder.

(e) [Reserved].

(f) Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to exercise all of the rights of the Company granting the security interest in any Pledged Equity, and a transferee or assignee of such Pledged Equity shall become a holder of such Pledged Equity to the same extent as the Company and be entitled to participate in the management of the Issuer of such Pledged Equity, and, subject to Agent’s exercise of remedies pursuant to Section 6 hereof, upon the transfer of the entire interest of the Company, the Company shall, by operation of law, cease to be a holder of such Pledged Equity.

4.7 Receivables.

(a) [Reserved].

(b) [Reserved].

4.8 [Reserved].

4.9 Commercial Tort Claims. The only commercial tort claims that the Company is asserting or intends to assert in which the potential recovery exceeds $250,000 in the aggregate are those listed on Schedule 5, as may be supplemented from time to time by delivery thereof to Agent, which sets forth such information separately for the Company.

4.10 Enforcement. No material permit, notice to or filing with any Governmental Authority or any other Person or any material consent from any Person is required for the exercise by Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (i) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, (ii) any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral, (iii) permits or consents which have been obtained and notices or filings which have been made, (iv) any requirements set forth in any assignment of claims act and laws, (v) in connection with perfection methods (other than the filing of UCC financing statements) and (v) as set forth in the Subordination and Intercreditor Agreement.

4.11 Accounts. Set forth on Schedule 6, as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Security Documents) is a listing of all of Company’s and its Subsidiaries’ Deposit Accounts and Securities Accounts as of the Closing Date, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.12 Real Property. Schedule 7 sets forth all Real Property owned by any of the Company as of the Closing Date.

4.13 Intellectual Property. As of the Closing Date: (i) Schedule 8 provides a complete and correct list of all registered Copyrights owned by the Company and all other Copyrights owned by the Company and material to the conduct of the business of the Company; (ii) Schedule 9 provides a complete and correct list of all Intellectual Property Licenses (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to the Company pursuant to end-user licenses) entered into by the Company that are material to the business of the Company, including any Intellectual Property Licenses that relate to Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by the Company; (iii) Schedule 10 provides a complete and correct list of all Patents owned by the Company; and (iv) Schedule 11 provides a complete and correct list of all registered Trademarks owned by the Company and all other Trademarks owned by the Company and material to the conduct of the business of the Company.

SECTION 5. COVENANTS.

The Company covenants and agrees with Agent that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1 [Reserved].

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) The Company shall maintain the security interests created by this Agreement as perfected security interests (to the extent such security interests can be perfected by the filing of a UCC financing statement) by filing within the appropriate jurisdictions such financing statements (including continuation statements and necessary amendments) in accordance with the UCC. Nothing in this Agreement or in any other Security Document shall require the Company (nor is the Agent authorized) to make any filings or take any other actions in any jurisdiction outside of the United States to record or perfect the Agent’s security interest in any Collateral.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

5.3 Changes in Locations, Name, etc. The Company shall not, without providing Agent with written notice within 10 Business Days of the occurrence thereof and delivery to Agent of all additional financing statements and other documents as to the validity and perfection (by filing) of the security interests provided for herein:

(a) [Reserved];

(b) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(c) change its name, organizational identification number (if any), identity or corporate structure, except as permitted by Section 4.02 of the Indenture upon prior written notice thereof to the Agent.

5.4 [Reserved].

5.5 [Reserved].

5.6 [Reserved].

5.7 Intellectual Property. Only to the extent the First Lien Agents have also made any such request or received any such notice, and except, in each case, where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (provided that no such Material Adverse Effect qualifier should apply to Section 5.7(b)):

(a) In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, the Company shall execute and record with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Agent’s Lien on the Company’s Patents, Trademarks, or Copyrights, and the General Intangibles of the Company relating thereto or represented thereby.

(b) At the time of delivery of (A) if Endologix is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the 10-Q and 10K filings (or, if earlier, the time delivery thereof is required by the SEC) or (B) if Endologix is not required to file reports pursuant to Section 13 of 15(d) of the Exchange Act, concurrent with the preparation of its quarterly and annual financial statements, the Company will notify Agent of applications filed for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Within five (5) Business Days of such delivery, the Company shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as necessary to evidence Agent’s security interest in any Intellectual Property owned by the Company, including any Copyright, Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby. The Agent shall have no obligation to monitor any such filings.

5.8 Other Matters.

(a) Without limiting the Company’s obligations under Section 5.2, the Company authorizes Agent and its Affiliates directors, partners, officers, employees, agents, counsel and advisors to, at any time and from time to time, file or record financing statements, continuation statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such forms and in such offices as Agent or such other Person reasonably determines appropriate to perfect (by filing), or continue or maintain perfection (by filing) of, the security interests of Agent under this Agreement, and such statements, amendments, documents, and instruments may describe the Collateral covered thereby as “all assets of the debtor” of the Company, or words of similar effect and may contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, and the Company agrees to furnish any such information to Agent promptly upon Agent’s reasonable request. Any such financing statement, continuation statement or amendment may be filed at any time in any jurisdiction. A copy of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. The Company also hereby ratifies its authorization for Agent and any Third Party Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof. To the extent permitted by law, the Company hereby (i) waives any right under the UCC or any other Applicable Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (ii) releases and excuses each Secured Party from any obligation under the UCC or any other Applicable Law to provide notice or a copy of any such filed or recorded documents.

(b) [Reserved].

(c) [Reserved].

5.9 [Reserved].

5.10 [Reserved].

5.11 Further Assurances. The Company agrees that from time to time, at its own expense, the Company will promptly (i) cause the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any applicable jurisdictions and (ii) execute and deliver all intellectual property security agreements, and, in the case of each of clause (i) and (ii) above, take all further action that may be necessary (or that Agent may reasonably request), in order to perfect and protect the security interest and Lien granted hereby, to create, perfect or protect the security interest and Lien purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral to the extent required under Section 5.7 and in each case subject to the Subordination and Intercreditor Agreement.

SECTION 6. REMEDIAL PROVISIONS.

6.1 [Reserved].

6.2 [Reserved].

6.3 Pledged Investment Property and Pledged Collateral.

(a) [Reserved].

(b) If an Event of Default shall occur and be continuing and subject to the terms of the Subordination and Intercreditor Agreement: (i) Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Pledged Collateral and Pledged Investment Property and make application thereof to the Secured Obligations as set forth in Section 6.5 hereof, (ii) Agent shall have the right to cause any or all of the Pledged Collateral and Pledged Investment Property to be registered in the name of Agent or its nominee and (iii) Agent or its nominee may exercise (x) all voting, consent, corporate and other rights pertaining to such Pledged Collateral and Pledged Investment Property at any meeting of shareholders, partners or members, as the case may be, of the relevant Issuer or Issuers or otherwise (or by written consent) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Collateral and Pledged Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral and Pledged Investment Property upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by the Company or Agent of any right, privilege or option pertaining to such Pledged Collateral and Pledged Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral and Pledged Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without Liability other than to the extent such Liability is a result of its own willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final non-appealable order or to account for property actually received by it, but Agent shall have no duty to the Company to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) The Company hereby expressly and irrevocably authorizes and instructs, without any further instructions from the Company, each Issuer of the Pledged Collateral and Pledged Investment Property pledged by the Company hereunder to during the existence of an Event of Default and subject to the Subordination and Intercreditor Agreement (i) comply with any instruction received by it from Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, and the Company agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise permitted under the Security Documents, pay any dividends, distributions or other payments with respect to the Pledged Collateral and Pledged Investment Property directly to Agent.

(d) In order to permit Agent to exercise the voting and other consensual rights that it is entitled to exercise pursuant hereto and to receive all dividends and other distributions that it is entitled to receive hereunder, during the existence of an Event of Default and subject to the Subordination and Intercreditor Agreement, the Company shall promptly execute and deliver (or cause to be executed and delivered) to Agent all such proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request.

6.4 [Reserved].

6.5 Application of Proceeds. Subject to the Subordination and Intercreditor Agreement, Agent may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral (after deducting all reasonable and documented external attorneys’ and other fees and out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Agent and any other Secured Party hereunder) in payment of the Secured Obligations to the Trustee for application pursuant to Section 6.05 of the Indenture, and may pay any other amount required by any Applicable Law. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same. The parties hereto understand and agree that the exercise of remedies hereunder with respect to accounts arising under any Third Party Payor program may be subject to Applicable Law.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, Agent may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, but subject to the Subordination and Intercreditor Agreement, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, Agent, if an Event of Default shall occur and be continuing, but subject to the Subordination and Intercreditor Agreement, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses (other than defense of payment), advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Agent or elsewhere upon such terms and conditions as they may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Company further agrees, at Agent’s request, if an Event of Default shall occur and be continuing, but subject to the Subordination and Intercreditor Agreement, to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at the Company’s premises or elsewhere in connection with the exercise of Agent’s remedies hereunder. Agent shall apply the net Proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Agent hereunder, to the payment in whole or in part of the Secured Obligations, as set forth in Section 6.5 hereof. To the extent permitted by Applicable Law, the Company waives all claims, damages and demands it may acquire against Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such sale or other disposition. Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. The Company agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and the Company is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

6.7 Private Sale. The Company recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and Pledged Investment Property, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise, or may otherwise determine that a public sale is impracticable, not desirable or not commercially reasonable, and, accordingly, and may resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral or Pledged Investment Property for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state or foreign securities laws, even if such Issuer would agree to do so.

The Company agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the

Pledged Collateral and Pledged Investment Property pursuant to this Section 6.7 and Section 6.10 hereof valid and binding and in compliance with Applicable Law. The Company further agrees that a breach of any of the covenants contained herein will cause irreparable injury to Agent and the other Secured Parties, that Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against the Company (except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally), and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. Until all of the Secured Obligations are Paid in Full, the Company postpones until such date any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral and Pledged Investment Property by Agent.

6.8 Deficiency. The Company shall remain liable for any deficiency if the Proceeds of any sale or other disposition of any Collateral are insufficient to Pay in Full the Secured Obligations and the fees and disbursements of any attorneys employed by Agent or any other Secured Party to collect such deficiency.

6.9 Licenses. Solely for the purpose of enabling Agent (for the benefit of the Secured Parties) to exercise rights and remedies following and during the continuation of an Event of Default (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), the Company hereby grants to Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) including in such license the right to use, practice, license or sublicense any Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and (ii) an irrevocable license (without payment of rent or other compensation to the Company) to use, operate and occupy all Real Estate owned, operated, leased, subleased or otherwise occupied by the Company; provided, in each case, that no such licenses shall be granted with respect to any Excluded Property.

6.10 Disposition of Collateral. Without limiting the generality of the foregoing, to the fullest extent not prohibited by Applicable Law, Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), upon the occurrence and during the continuance of any Event of Default (personally or through its agents or attorneys), but subject to the Subordination and Intercreditor Agreement, (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving the Company or any other Person notice or opportunity for a hearing on Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (and enter into contractual obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other Applicable Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of the Company, which right or equity is hereby waived and released.

6.11 Management of the Collateral. The Company further agrees, that, upon the occurrence and during the continuance of any Event of Default and to the fullest extent not prohibited by Applicable Law and, in each case, subject to the terms of the Subordination and Intercreditor Agreement (if applicable), (i) at Agent’s written request, it shall assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at the Company’s premises or elsewhere (including without limitation, causing any Collateral located outside of the United States to be delivered to a location inside the United States), (ii) without limiting the foregoing, Agent also has the right to require that the Company store and keep any Collateral pending further action by Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Agent is able to sell, assign, convey or transfer any Collateral, Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent, and (iv) Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall not have any obligation to the Company to maintain or preserve the rights of the Company as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.

6.12 Direct Obligation. Neither Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, the Company or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof All of the rights and remedies of Agent and any other Secured Party under any Security Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Applicable Law. To the extent it may lawfully do so, the Company absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) calendar days before such sale or other disposition.

6.13 Commercially Reasonable. To the extent that any Applicable Law impose duties on Agent to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for Agent to do any of the following:

(a) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(b) fail to obtain permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Applicable Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(c) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(d) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as the Company, for expressions of interest in acquiring any such Collateral;

(e) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(f) dispose of assets in wholesale rather than retail markets;

(g) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(h) purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of any Collateral or to provide to Agent a guaranteed return from the collection or disposition of any Collateral.

The Company acknowledges that the purpose of this Section 6.13 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by any Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.13. Without limitation upon the foregoing, nothing contained in this Section 6.13 shall be construed to grant any rights to the Company or to impose any duties on Agent or any other Secured Party that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 6.13.

SECTION 7. AGENT.

7.1 Agent’s Appointment as Attorney-in-Fact.

(a) The Company hereby irrevocably constitutes and appoints Agent and any Affiliates, directors, partners, officers, employees, agents, counsel and advisors thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Company and in the name of the Company or in its own name, for the purpose of carrying out the terms of the Security Documents, to, upon the occurrence and during the continuance of an Event of Default, but subject to the Subordination and Intercreditor Agreement, take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Security Documents, and, without limiting the generality of the foregoing, the Company hereby gives Agent and its Affiliates, directors, partners, officers, employees, agents, counsel and advisors the power and right, on behalf of the Company, without notice to or assent by the Company, to do any of the following when an Event of Default has occurred and is continuing (subject to the Subordination and Intercreditor Agreement and, as applicable, to compliance by Agent with Applicable Law with respect to Accounts arising under any Third Party Payor programs):

(i) in the name of the Company, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible that is Collateral or with respect to any other

Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any such moneys due under any account or general intangible that is Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by and, in the case of Copyrights, exclusively licensed to the Company (to the extent not constituting Excluded Property and to the extent permitted under the applicable Intellectual Property), execute, deliver and have recorded any document that Agent may request in accordance with this Agreement to evidence, effect, publicize or record Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of the Company relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Indenture (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6.7 or Section 6.10 hereof, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Agent or as Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against the Company with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes that are related to Collateral and, in connection therewith, give such discharges or releases as Agent may deem appropriate, (G) assign any Intellectual Property owned by the Company or any Intellectual Property Licenses of the Company where the Company is the licensor thereunder (to the extent not constituting Excluded Property and to the extent permitted under the applicable Intellectual Property or Intellectual Property License, as applicable) throughout the world on such terms and conditions and in such manner as Agent shall in its sole discretion determine (except, with respect to Trademarks, subject to reasonable quality control in favor of the Company), including the execution and filing of any document necessary to effectuate or record such assignment, or (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes and do, at Agent’s option, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Security Documents, all as fully and effectively as the Company might do;

(vi) if the Company fails to perform or comply with any Contractual Obligation contained herein, then during the existence of an Event of Default, Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation;

(vii) receive and open all mail addressed to the Company and to notify postal authorities to change the address for the delivery of mail to the Company to that of Agent; or

(viii) use any Intellectual Property or Intellectual Property Licenses of the Company, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or negotiable Collateral of the Company.

(b) The expenses of Agent incurred in connection with actions undertaken as provided in this Section 7.1, from the date of payment by Agent to the date reimbursed by the Company, shall be payable by the Company to Agent on written demand by Agent to the Company.

(c) The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of, and in accordance with, this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Authority of Agent. The Company acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and the Company, Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation or entitlement to make any inquiry respecting such authority.

7.3 Duty; Obligations and Liabilities.

(a) Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates, directors, partners, officers, employees, agents, counsel or advisors shall be responsible to the Company or any other Person for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final non-appealable order. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

(b) No Secured Party and no Affiliates, directors, partners, officers, employees, agents, counsel or advisors thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order.

(c) The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Agent (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise as directed in writing by Holders of a majority in aggregate outstanding amount of the Notes outstanding (or by the Trustee acting upon such direction); provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability, for which it is not indemnified to its satisfaction, or that is contrary to this Agreement or applicable law, (iii) shall not be liable for any action taken or not taken by it (1) with the consent or at the request Holders or the Trustee or (2) in the absence of its own gross negligence, willful misconduct or (3) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement and the Indenture.

(d) The Agent shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document, the Subordination and Intercreditor Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the security interest, (5) the value or the sufficiency of any Collateral or (6) the satisfaction of any condition set forth in any agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.

(e) The Agent may resign at any time by giving written notice thereof to the Company and the Trustee; provided that no such resignation shall take effect until a successor Agent has been appointed and has agreed to act as such under this Agreement and the Indenture. Upon notice of any such resignation, the Company shall promptly (and no later than within 30 days) appoint a successor to the Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations. After any retiring Agent’s resignation as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If the Company fails to appoint a successor Agent within 30 days, the Agent may (at the Company’s expense) petition a court of competent jurisdiction to do so.

(f) No provision of the Indenture or any Security Document will require the Agent to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or under any other Security Document or the Indenture or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Agent will be under no obligation to exercise any of its rights and powers hereunder or under the Indenture or any other Security Document at the request or direction of the Trustee or the Holders of a majority in aggregate principal amount of Notes outstanding, unless it has been offered security or indemnity reasonably satisfactory to it against any loss, liability or expense.

(g) The Collateral Agent shall have no obligation whatsoever to assure that the Collateral exists or is owned by the Company or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether the Company’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to the Indenture or any Security Document other than pursuant to the instructions of the Holders of a majority in aggregate outstanding amount of the Notes outstanding in accordance with the Indenture or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(h) Without limiting the foregoing, with respect to any Collateral located outside of the United States (“Foreign Collateral”), the Agent shall have no obligation to directly enforce, or exercise rights and remedies in respect of, or otherwise exercise any judicial action or appear before any court in any jurisdiction outside of the United States. To the extent the Holders of a majority in aggregate outstanding amount of Notes outstanding determine that it is necessary or advisable in connection with any enforcement or exercise of rights with respect to Foreign Collateral to exercise any judicial action or appear before any such court, the Holders of a majority in aggregate outstanding amount of Notes outstanding shall be entitled to direct the Agent to appoint a local agent for such purpose (subject to the receipt of such protections, security and indemnities as the Agent shall determine in its sole discretion to protect the Agent from liability).

(i) The Agent shall enjoy all the rights, benefits, protections, immunities and indemnities granted to it under the Indenture.

SECTION 8. MISCELLANEOUS.

8.1 Amendments in Writing. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the Company and Agent in accordance with the procedures set forth in Article X of the Indenture; provided, however, that annexes and schedules, as applicable, to this Agreement may be supplemented or modified (but no existing provisions may be modified and no Collateral may be released, except with respect to the removal of items on the schedules in connection with a sale or other disposition of Collateral, a merger or Acquisition, in each case, that is permitted under the Indenture) as set forth in Section 5 and Section 8.15 hereof. Notwithstanding anything to the contrary in the first sentence of this Section 8.1, any time period for performance under this Agreement may be extended, at any time, by Agent in its sole discretion. The Agent shall have no obligation to enter into any amendment, supplement or waiver that affects its rights, obligations, immunities or indemnities. All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, supplement or waiver shall be payable by the Company.

8.2 Notices. All notices, requests and demands to or upon Agent or the Company hereunder shall be addressed to such party and effected in the manner provided for in [Article XI] of the Indenture.

8.3 Indemnification by Company. The Company agrees to indemnify, pay, and hold Agent, the other Secured Parties and the Secured Parties’ Affiliates, officers, directors, employees, agents,

and attorneys (the “Indemnitees”) harmless against losses and Liabilities to the extent set forth in Section 7.06 of the Indenture, the terms of which are incorporated herein by reference as though set forth fully herein. The provisions in this Section 8.3 shall survive Payment in Full of all Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral, and termination of this Agreement.

8.4 Enforcement Expenses.

(a) The terms of Section 7.06 of the Indenture with respect to costs and expenses are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) The agreements in this Section 8.4 shall survive Payment in Full of all Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral, and termination of this Agreement.

8.5 Nature of Remedies. All Secured Obligations of the Company and rights of Agent and the other Secured Parties expressed herein or in any other Security Document shall be in addition to and not in limitation of those provided by Applicable Law but in any event subject to the Subordination and Intercreditor Agreement. No failure to exercise and no delay in exercising, on the part of Agent or the other Secured Parties, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.6 Counterparts; Effectiveness. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

8.7 Severability. If any provision of this Agreement or any of the other Security Documents shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

8.8 Entire Agreement. Subject to the Subordination and Intercreditor Agreement, this Agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and supersedes any and all other written and oral communications, negotiations, commitments and writings with respect thereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement. If any provision contained in this Agreement conflicts with any provision of the Indenture, then with regard to such conflicting provisions, the Indenture shall govern and control.

8.9 Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except, notwithstanding anything to the contrary in this Agreement or any other Security Document, that the Company may not assign their rights or obligations hereunder and any such purported, prohibited or attempted assignment shall be void ab initio.

8.10 Applicable Law. THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.11 Consent to Jurisdiction; Venue.

(a) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL DIVISION NEW YORK STATE SUPREME COURT AND THE FEDERAL COURTS, IN EACH CASE, SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN (AND, IN EACH CASE, THE APPLICABLE STATE AND FEDERAL APPEALS COURTS SITTING IN THE CITY OF NEW YORK OR, IF NOT AVAILABLE OR APPLICABLE, THE STATE OF NEW YORK), IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.11.

8.12 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND THE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). THE COMPANY AND THE AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING

CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.13 [Reserved].

8.14 Acknowledgements. The Company hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Security Documents to which it is a party and the Subordination and Intercreditor Agreement;

(b) Neither Agent nor any other Secured Party have any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Security Documents, and the relationship between the Company, on the one hand, and Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Security Documents or otherwise exists by virtue of the transactions contemplated hereby among the Company and the Secured Parties.

8.15 [Reserved].

8.16 Releases.

(a) At such time as the Secured Obligations have been Paid in Full, the Collateral shall be automatically released from the Liens created hereby and this Agreement shall automatically terminate (other than those provisions expressly surviving the Payment in Full of the Secured Obligations), all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Company. At the request and sole expense of the Company following any such Payment in Full of the Secured Obligations, Agent shall promptly deliver to the Company any Collateral held by Agent hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request in writing to evidence the termination and release of the Liens in the Collateral upon delivery of an Officers’ Certificate and Opinion of Counsel pursuant to Section 16.02 of the Indenture.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Company in a transaction permitted by the Indenture or as otherwise provided in the Subordination and Intercreditor Agreement, then such Collateral shall be automatically released from the Liens created hereby and this Agreement shall automatically terminate with respect to such Collateral, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Company. At the request and sole expense of the Company following any such release, Agent shall promptly deliver to the Company any such Collateral held by Agent hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request in writing to evidence the termination and release of the Liens in such Collateral; provided that the Company shall have delivered to Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the Company, together with an Officers’ Certificate and Opinion of Counsel pursuant to Section 16.02 of the Indenture.

(c) [Reserved].

8.17 [Reserved].

8.18 Reinstatement. The Company agrees that, if any payment made by the Company or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of any Collateral are required to be returned by any Secured Party to the Company, its estate, trustee, receiver or any other party, including the Company, under any applicable bankruptcy law, state or federal law, common law or equitable cause, then, to the extent such payment or repayment is annulled, avoided, set aside, rescinded, invalidated, refunded, repaid or returned, any Lien or other Collateral securing such liability with respect to the Secured Obligations shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing the Company’s Secured Obligations shall have been released or terminated by virtue of the foregoing, such Lien shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any the Company in respect of any Lien or other Collateral securing such obligation or the amount of such payment. This Section 8.18 shall survive the termination of this Agreement pursuant to Section 8.16 or otherwise. The provisions in this Section 8.18 shall survive Payment in Full of all Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral, and termination of this Agreement.

8.19 [Reserved].

8.20 No Waiver by Course of Conduct. No Secured Party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder or under any other Security Document shall operate as a waiver thereof No single or partial exercise of any right, power or privilege hereunder or under any other Security Document shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder or any other Security Document on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

8.21 Subordination and Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent pursuant to or in connection with this Agreement or any other Security Document and the exercise of any right or remedy by the Collateral Agent or any other Secured Party hereunder or thereunder, (i) are expressly subject and subordinate to the liens and security interests granted in favor of the First Lien Agents and (ii) are subject in all respects to the terms and provisions set forth in the Subordination and Intercreditor Agreement. In the event of any conflict between any provision in this Agreement, the Indenture or any other Security Document (other than the Subordination and Intercreditor Agreement) and a provision in the Subordination and Intercreditor Agreement, such provision of the Subordination and Intercreditor Agreement shall control. Any Collateral held by (or in the possession or control of) the Facility Agent (or its agents or bailees) or the ABL Agent (or its agents or bailees) shall be deemed to be held by the Agent in satisfaction of the requirements of this Agreement. In addition, any Collateral deemed held by (or in the possession or control of) the Facility Agent (or its agents or bailees) or the ABL Agent (or its agents or bailees) as agent and bailee in favor of Agent (for the benefit of the Secured Parties) shall be subject to the terms of the Subordination and Intercreditor Agreement.

8.22 Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.

(a) The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement and subject to the terms of the Subordination and Intercreditor Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements

shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:	ENDOLOGIX, INC.,
a Delaware corporation,

	By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer

[Signature Page to Junior Lien Security Agreement]

AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Junior Lien Security Agreement]

SCHEDULE 1

PLEDGED EQUITY AND PLEDGED DEBT INSTRUMENTS

Pledged Equity:

Company (owner of Record of such Pledged Equity)	Issuer	Par Value	No. of Shares, Units or Interests Owned	Total Shares, Units or Interests Authorized and Outstanding	Percentage of Shares, Units or Interests Owned	Certificate (Indicate No.)
N.A.

Pledged Debt Instruments:

Company (owner of Record of such Pledged Debt Instrument)	Issuer	Description of Debt	Final Maturity	Principal Amount	Certificate (Indicate No.)
N.A.

SCHEDULE 1A

PLEDGED INVESTMENT PROPERTY

None.

SCHEDULE 2

FILINGS AND PERFECTION

To be attached.

SCHEDULE 3

COMPANY INFORMATION

COMPANY (exact legal name)	STATE/COUNTRY OF ORGANIZATION	FEDERAL EMPLOYER IDENTIFICATION NUMBER	CHIEF EXECUTIVE OFFICE	ORGANIZATIONAL IDENTIFICATION NUMBER
Endologix, Inc.	Delaware	68-0328265	2 Musick, Irvine, County of Orange, CA 92618 U.S.A.	2338745

SCHEDULE 4

PLACES OF BUSINESS / LOCATION OF COLLATERAL

Company	Location	Specify Whether Location Has (i) Inventory and/or Equipment, (ii) Books and Records, or (iii) Both	Interest	Lessor/Property Owner/Lessee
Endologix, Inc.	2 Musick, Irvine, County of Orange, CA 92618 U.S.A.	Both	Lease	The Northwestern Mutual Life Insurance Company, att: William A. Budge, 19 Hammond, Suite 501, Irvine, California 92618

Endologix, Inc.	33 & 35 Hammond, Irvine, County of Orange, CA 92618 U.S.A	Inventory and/or Equipment	Lease	The Northwestern Mutual Life Insurance Company, att: William A. Budge, 19 Hammond, Suite 501, Irvine, California 92618

Endologix, Inc.	378 Commercial Street, Malden, MA 02148 165 Chubb Avenue, Lyndhurst, NJ 07071 1130 Commerce Blvd, Swedesboro, NJ 08085 2250 Outerloop Drive, Louisville, KY 40219	Inventory and/or Equipment	Third Party Warehouse	UPS

Endologix, Inc.	6 Raflles Quay #16-01 Singapore 048580	Inventory and/or Equipment (no other Collateral is located at this location)	Occupied	Endologix Singapore Private Limited

Endologix, Inc.	A-311, M-Sate, 114 Beopwon-ro,	Inventory and/or	Occupied	N.A.

Company	Location	Specify Whether Location Has (i) Inventory and/or Equipment, (ii) Books and Records, or (iii) Both	Interest	Lessor/Property Owner/Lessee
	Songpa-gu, Seoul, South Korea	Equipment (no other Collateral is located at this location)

Endologix, Inc.

Company’s sales

representatives hold

Trunk Inventory in

their possession for

sales calls and

procedures, which

Trunk Inventory is not

held at a specific

location or locations.

Certain Inventory of

the Company is held

by numerous third

parties on a

consignment basis at

various locations.

		Inventory and/or Equipment (no other Collateral is located at this location) Inventory and/or Equipment (no other Collateral is located at this location)	N.A. N.A.	N.A. N.A.

SCHEDULE 5

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 6

ACCOUNTS

ENTITY	COUNTRY	ACCT	CURR	BANK	USE
Endologix, Inc.	US	XXXXX1702	USD	Bank of America	Operating account
Endologix, Inc.	US	XXXXX1689	USD	Bank of America	Payroll account
Endologix, Inc.	US	XXXXX5279	USD	Wells Fargo	Old Operating account
Endologix, Inc.	US	XXXXX5311	USD	Wells Fargo	Old Payroll account
Endologix, Inc.	US	XXXXX3910	USD	Bank of America	Lockbox account
Endologix, Inc.	US	XXXXX4066	USD	Bank of America	Credit Card Cash Collateral account

SCHEDULE 7

REAL PROPERTY

None.

SCHEDULE 8

COPYRIGHTS

None.

SCHEDULE 9

INTELLECTUAL PROPERTY LICENSES

1.	Inbound Master License Agreement, dated as of May 5, 2008, by and between SurModics, Inc. and Endologix, Inc.

2.	Inbound Development and OEM Device Supply Agreement, dated as of August 5, 2015, by and between Bard Peripheral Vascular, Inc. and Endologix, Inc.

3.	Inbound License Agreement, dated as of June 22, 2011, by and between NorMedix, LLC and Endologix, Inc.

4.	Inbound Settlement and Patent License Agreement, dated as of March 17, 2016, by and between LifePort Sciences, LLC and Endologix, Inc.

5.	Inbound License Agreement, dated as of July 23, 2013, by and between Thomas L. Fogarty and Endologix, Inc.

6.	Inbound Patent License and Settlement Agreement, dated June 4, 2019, by and between Endologix, Inc. and Medtronic Vascular, Inc.

SCHEDULE 10

PATENTS

See attached.

SCHEDULE 11

TRADEMARKS

See attached.